FOR IMMEDIATE RELEASE

Cinedigm Digital Cinema Corp. Announces Fiscal Year 2010 Third Quarter Results

- Commitment for $100 Million Credit Facility Creates Platform For Growth: Phase 2 Gains Momentum

MORRISTOWN, N.J. – February 11, 2010 –Cinedigm Digital Cinema Corp. (“Cinedigm” or the “Company”) (NASDAQ: CIDM) reported a 9.5% sequential quarterly increase in revenues to $21.8 million in its seasonally strong fiscal 2010 third quarter ending December 31, 2009. Revenues declined 4% versus the year-ago period.  The Company posted Adjusted EBITDA1 (defined below) of $11.0 million, sequentially increasing 13.8% from $9.7 million in the second quarter.  Adjusted EBITDA in the quarter was flat versus the year-ago period Adjusted EBITDA.  The net loss in the third quarter of $6.4 million or $0.23 per share includes various non-cash items aggregating to $8.6 million or $0.30 per share, compared to similar items of $22.3 million or $0.81 per share in the year-ago period.  The Company ended the fiscal 2010 third quarter with $12.1 million of unrestricted cash (excluding $16.4 million of restricted cash and investments) on its balance sheet.

THIRD QUARTER HIGHLIGHTS

•
Revenues for the fiscal year 2010 third quarter were $21.8 million compared to $22.7 million in the year-ago period.  The decrease was primarily due to the November 2008 originally contracted 16% step-down in Virtual Print Fee (VPF) rates charged to the major movie studios via long term contracts and lower advertising revenues.  Partially offsetting these declines were Phase 2-related digital cinema services fees and a 12% increase in Content and Entertainment Segment revenues, which were driven by content distribution fees.

•
Adjusted EBITDA in the third quarter was $11.0 million, an even match to the year-ago period.  The flat Adjusted EBITDA as compared to the previous year, despite a 4% decline in total revenues and a decline in Phase 1 VPF revenues, is primarily the result of positive Adjusted EBITDA from the Content and Entertainment Group and careful expense management.

•	Signed commitment letters for a $100 million non-recourse Phase 2 credit facility with GE Capital and Société Générale.

•	Signed Virtual Print Fee agreements for Phase 2 with Warner Bros. and Overture Films bringing the total to eight studios signed on to the Phase 2 plan.

•	Signed first Exhibitor-Buyer Phase 2 Master License Agreement using National Association of Theatre Owners (“NATO”) – Cinema Buying Group contract.

Bud Mayo, Chief Executive Officer of Cinedigm, stated, “The third quarter saw Cinedigm take advantage of its strengthened balance sheet. At the end of October, we signed commitment letters for a $100 million non-recourse Phase 2 credit facility with GE Capital and Société Générale.  The support of two key Phase 1 lenders clearly shows that the credit market challenges for Cinedigm are abating, and we are pushing ahead to create value for investors.  As we finalize consents and amendments to our Phase 2 studio contracts and as we continue to sign Phase 2 exhibitor agreements, we are targeting a spring closing of this facility.  In addition, the runaway success of Avatar has heightened excitement about 3-D cinema and increased the already robust 3-D release pipeline.  This has further increased exhibitor demand for digital cinema as well as expanded our alternative content pipeline.  We look forward to capitalizing on this enthusiasm in the months ahead.”

1 Adjusted EBITDA is defined by the Company to be earnings before interest, taxes, depreciation and amortization, other income (expense), net, stock-based compensation and non-recurring items.   Pursuant to the requirements of Regulation G, the Company has provided a reconciliation in the tables attached to this release of Adjusted EBITDA to U.S. GAAP net income (loss). The Company calculated and communicated Adjusted EBITDA in the tables because the Company's management believes it is of importance to investors and lenders by providing additional information with respect to the performance of its fundamental business activities.  The Company's calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the U.S. GAAP operating measure of net income (loss). In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.  Management does not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP. These non-GAAP measures should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with U.S. GAAP.

(973) 290-0080                                   55 Madison Avenue, Morristown, NJ  07960

PHASE 2 UPDATE
Mayo added, "The completion of the NATO Cinema Buying Group Exhibitor-Buyer contract was a hallmark event this quarter and the culmination of more than a year of work.  R/C Theatres, with its 68 screens, is the first CBG member to use this contract and we have built a pipeline of 3,500 other screens interested in Phase 2 participation. We also installed screens at our first exhibitor-buyer customers in the quarter and have established a new financing approach for exhibitors to own and deploy digital cinema equipment.  Cinedigm signed Phase 2 VPF agreements with Warner Bros. and Overture Films and now has VPF agreements with 8 studios.  To date we have installed 237 Phase 2 screens and almost 4,000 screens in total.”

CORPORATE UPDATE
Mayo concluded, “While significant work remains ahead, the third quarter was one of great progress.  In addition to the Phase 2 accomplishments, our Entertainment Group distributed its second independent film, “OPA!”, and launched its 3-D Concert Series with the Dave Matthews Band in 3-D which went to 520 theatres, a record for any alternative event we’ve distributed.  Finally, we are also growing our content delivery business as we added several new trailer delivery customers and laid plans to expand our satellite network with proceeds from our financing.”

CONFERENCE CALL NOTIFICATION
Cinedigm will host a conference call to discuss its financial results at 9:00 a.m. Eastern on Thursday, February 11, 2010.  The conference can be accessed by dialing 877.754.5303 or 678.894.3030 at least five minutes before the start of the call.  No passcode is required. The conference call will also be webcast simultaneously and will be accessible via the web on Cinedigm’s Web site at http://investor.cinedigm.com/events.cfm.  A replay of the call will be available after 12:00 p.m. Eastern at 800.642.1687 or 706.645.9291, conference ID 3783693.  The replay will be accessible through Thursday, February 18th.

About Cinedigm
Cinedigm is the leader in providing the services, experience, technology and content critical to transforming movie theaters into digital and networked entertainment centers.  The Company is a technology and services integrator that works with Hollywood movie studios, independent movie distributors, and exhibitors to bring movies in digital cinema format to audiences across the country.  Cinedigm’s digital cinema deployment organization, software, unique combined satellite and hard drive digital movie delivery network; pre-show in-theater advertising services; and distribution platform for alternative content such as CineLive® 3-D and 2-D sports and concerts, thematic programming and independent movies provide a complete suite of services required to enable the digital theater conversion.  CinedigmTM and Cinedigm Digital Cinema Corp.TM are trademarks of Cinedigm Digital Cinema Corp. www.cinedigm.com [CIDM-E]

Safe Harbor Statement
Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cinedigm officials during presentations about Cinedigm, along with Cinedigm 's filings with the Securities and Exchange Commission, including Cinedigm's registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act'').  Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects',' "anticipates,'' "intends,'' "plans,'' “could,” “might,” "believes,'' “seeks,” "estimates'' or similar expressions.  In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm’s management, are also forward-looking statements as defined by the Act.  Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Cinedigm, its technology, economic and market factors and the industries in which Cinedigm does business, among other things.  These statements are not guarantees of future performance and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.

# # #
Contact:

Adam M. Mizel
Cinedigm Digital Cinema Corp.
(973) 290.0080
amizel@cinedigm.com

CINEDIGM DIGITAL CINEMA CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for share and per share data)
(Unaudited)
	Three Months Ended
	December 31,
	2008	2009

Revenues	$22,710	$21,769

Costs and expenses:
Direct operating (exclusive of depreciation and amortization shown below)	7,068	6,585
Selling, general and administrative	4,691	4,158
Provision for doubtful accounts	98	144
Research and development	107	47
Stock-based compensation	295	346
Impairment of goodwill	6,525	-
Depreciation and amortization of property and equipment	8,126	8,286
Amortization of intangible assets	821	740
Total operating expenses	27,731	20,306
Income from operations	(5,021)	1,463

Interest income	88	101
Interest expense	(6,935)	(9,261)
Other expense, net	(162)	(153)
Change in fair value of interest rate swap	(5,411)	853
Change in fair value of warrants	-	613
Net loss	(17,441)	(6,384)

Preferred stock dividends	-	(100)
Net loss attributable to shareholders	$(17,441)	$(6,484)
Net loss per Class A and B common share - basic and diluted	$(0.63)	$(0.23)
Weighted average number of Class A and B common shares outstanding:
Basic and diluted	27,566,462	28,766,686

Cinedigm Digital Cinema Corp.
Adjusted EBITDA (as defined)
Reconciliation to GAAP Net Income
(In thousands)
(Unaudited)
	Three Months Ended
	December 31,
	2008	2009

Net loss	$(17,441)	$(6,384)
Add Back:
Amortization of software development	214	163
Depreciation and amortization of property and equipment	8,126	8,286
Amortization of intangible assets	821	740
Interest income	(88)	(101)
Interest expense	6,935	9,261
Other expense, net	162	153
Impairment of goodwill	6,525	-
Change in fair value of interest rate swap	5,411	(853)
Change in fair value of warrants	-	(613)
Stock-based expenses	37	-
Stock-based compensation	295	346
Adjusted EBITDA (as defined)	$10,997	$10,998

CINEDIGM DIGITAL CINEMA CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for share and per share data)
(Unaudited)
	Nine Months Ended
	December 31,
	2008	2009

Revenues	$65,129	$60,316

Costs and expenses:
Direct operating (exclusive of depreciation and amortization shown below)	19,597	18,113
Selling, general and administrative	13,711	12,100
Provision for doubtful accounts	271	408
Research and development	207	151
Stock-based compensation	653	1,112
Impairment of goodwill	6,525	-
Depreciation and amortization of property and equipment	24,394	24,762
Amortization of intangible assets	2,669	2,255
Total operating expenses	68,027	58,901
Income (loss) from operations	(2,898)	1,415

Interest income	311	236
Interest expense	(21,101)	(25,602)
Other expense, net	(488)	(454)
Gain on extinguishment of debt	-	10,744
Change in fair value of interest rate swap	(3,846)	2,076
Change in fair value of warrants	-	(2,963)
Net loss	(28,022)	(14,548)

Preferred stock dividends	-	(300)
Net loss attributable to shareholders	$(28,022)	$(14,848)
Net loss per Class A and B common share - basic and diluted	$(1.03)	$(0.52)
Weighted average number of Class A and B common shares outstanding:
Basic and diluted	27,324,324	28,572,727

Cinedigm Digital Cinema Corp.
Adjusted EBITDA (as defined)
Reconciliation to GAAP Net Income
(In thousands)
(Unaudited)
	Nine Months Ended
	December 31,
	2008	2009

Net loss	$(28,022)	$(14,548)
Add Back:
Amortization of software development	601	486
Depreciation and amortization of property and equipment	24,394	24,762
Amortization of intangible assets	2,669	2,255
Interest income	(311)	(236)
Interest expense	21,101	25,602
Other expense, net	488	454
Extinguishment of debt	-	(10,744)
Impairment of goodwill	6,525	-
Change in fair value of interest rate swap	3,846	(2,076)
Change in fair value of warrants	-	2,963
Stock-based expenses	156	-
Stock-based compensation	653	1,112
Adjusted EBITDA (as defined)	$32,100	$30,030

CINEDIGM DIGITAL CINEMA CORP.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share data)
(Unaudited)
	March 31, 2009	December 31, 2009
ASSETS
Current assets
Cash and cash equivalents	$26,329	$12,118
Restricted available-for-sale investments	-	5,764
Accounts receivable, net	13,884	13,073
Deferred costs	3,936	3,013
Unbilled revenue, current portion	3,082	5,061
Prepaid and other current assets	1,798	1,856
Notes receivable, current portion	616	165
Total current assets	49,645	41,050
Restricted available-for-sale investments	-	3,492
Restricted cash	255	7,164
Security deposits	424	427
Property and equipment, net	243,124	228,037
Intangible assets, net	10,707	8,452
Capitalized software costs, net	3,653	3,803
Goodwill	8,024	8,024
Deferred costs	3,967	7,295
Unbilled revenue, net of current portion	1,253	966
Notes receivable, net of current portion	959	843
Accounts receivable, net of current portion	386	386
Total assets	$322,397	$309,939

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$14,954	$7,333
Current portion of notes payable, non-recourse	24,824	25,791
Current portion of notes payable	424	181
Current portion of deferred revenue	5,535	4,916
Current portion of customer security deposits	314	104
Current portion of capital leases	175	499
Total current liabilities	46,226	38,824
Notes payable, non-recourse, net of current portion	170,624	153,637
Notes payable, net of current portion	55,333	67,633
Capital leases, net of current portion	5,832	5,721
Warrant liability	-	13,695
Fair value of interest rate swap	4,529	2,453
Deferred revenue, net of current portion	1,057	1,976
Customer security deposits, net of current portion	9	9
Total liabilities	283,610	283,948
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value per share; 15,000,000 shares authorized; Series A 10%-20 shares authorized; 8 shares issued and outstanding, at March 31, 2009 and December 31, 2009, respectively. Liquidation preference $4,050	3,476	3,556
Class A common stock, $0.001 par value per share; 65,000,000 and 75,000,000 shares authorized at March 31, 2009 and December 31, 2009, respectively; 27,544,315 and 28,084,315 shares issued and 27,492,875 and 28,032,875 shares outstanding at March 31, 2009 and December 31, 2009, respectively	27	28
Class B common stock, $0.001 par value per share; 15,000,000 shares authorized; 733,811 shares issued and outstanding at March 31, 2009 and December 31, 2009, respectively	1	1
Additional paid-in capital	173,565	175,596
Treasury Stock, at cost; 51,440 Class A shares	(172)	(172)
Accumulated deficit	(138,110)	(152,958)
Accumulated other comprehensive loss	-	(60)
Total stockholders' equity	38,787	25,991
	$322,397	$309,939